UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2026

KINETIC SEAS INCORPORATED

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-56478 (Commission File Number)	47-1981170 (IRS Employer Identification No.)

1501 Woodfield Road, Suite 114E

Schaumburg, IL 60173

(Address of principal executive office) (Zip Code)

(888) 901-8806

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2026, Kinetic Seas Incorporated (the “Company”) entered into a Securities Purchase Agreement with LABRYS FUND II, L.P. pursuant to which the Company issued an unsecured promissory note (the “Note”) in the principal amount of $148,500 for gross proceeds of $135,000.

The Note matures on February 23, 2027 and includes an original issue discount. The Note bears an 8% one-time interest charge earned as of issuance and provides for scheduled amortization payments beginning May 18, 2026.

The Note contains customary covenants and events of default. Upon an event of default, the outstanding amount may become immediately due and payable at a premium.

The Note may be convertible into shares of the Company’s common stock pursuant to its terms.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Note filed as Exhibit 10.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Note was issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The purchaser represented that it is an accredited investor. The securities have not been registered and may not be offered or sold absent registration or an applicable exemption.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Promissory Note dated February 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinetic Seas Incorporated

Dated: February 27, 2026	By:	/s/ Edward Honour
	Name:	Edward Honour
	Title:	Chief Executive Officer

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